SCHEDULE 13D
CUSIP No. 88642R109	Page 21 of 29 Pages

Exhibit 1

Joint Filing Agreement

The undersigned parties hereby agree to the joint filing of the Statement on Schedule 13D filed herewith, and any amendments hereto, relating to shares of Common Stock, $0.001 par value per share of Tidewater, Inc. with the Securities and Exchange Commission pursuant to Rule 13d-1(k).

Date:	October 27, 2019

Individuals		Robotti & Company, Incorporated

/s/ Robert E. Robotti		By:	/s/ Robert E. Robotti
Robert E. Robotti			Name: Robert E. Robotti
Title: President and Treasurer

/s/ Suzanne Robotti		Robotti & Company Advisors, LLC
Suzanne Robotti
		By:	/s/ Robert E. Robotti
Name: Robert E. Robotti
Title: President and Treasurer

Ravenswood Management Company, L.L.C.

By:	/s/ Robert E. Robotti	/s/ Kenneth R. Wasiak
	Name: Robert E. Robotti	Kenneth R. Wasiak
Title: Managing Member

Ravenswood Investments III, L.P.		The Ravenswood Investment Company, L.P.

By:	Ravenswood Management Company, L.C.	By:	Ravenswood Management Company, L.L.C.
	Its General Partner		Its General Partner

By:	/s/ Robert E. Robotti	By:	/s/ Robert E. Robotti
	Name: Robert E. Robotti		Name: Robert E. Robotti
	Title: Managing Member		Title: Managing Member